Exhibit 8.1
April 20, 2007
DCP Midstream Partners, LP
DCP Midstream Partners Finance Corp.
370 17th Street, Suite 2775
Denver, Colorado 80202

RE:	DCP MIDSTREAM PARTNERS, LP REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
          We have acted as counsel for DCP Midstream Partners, LP (the “Partnership”), a Delaware limited partnership, and DCP Midstream Partners Finance Corp. (“DCP Finance”), a Delaware corporation, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:
(1)	common units representing limited partner interests in the Partnership (the “Common Units”);

(2)	debt securities, which may be co-issued by DCP Finance in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(3)	guarantees (the “Guarantees”) of the Debt Securities by certain subsidiaries of the Partnership listed in the Registration Statement as guarantors (the “Subsidiary Guarantors”).
In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the prospectus included in the Registration Statement.
          All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002-6760
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